UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 16, 2015

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2015, the Board of Directors (the "Board") of Merit Medical Systems, Inc. (the “Company”) expanded the size of the Board to eight directors and appointed F. Ann Millner, Regents Professor in Health Administrative Services at Weber State University, as a director of the Company. Dr. Millner also serves as a member of the Utah State Senate and a member of the Executive Committee of the Board of Trustees of Intermountain Health Care. Dr. Milner served previously as the President of Weber State University. Upon her appointment, Dr. Millner was appointed to serve on the Board’s Nominating and Corporate Governance Committee.

During her service as a director of the Company, Dr. Millner will be entitled to receive annual directors fees consistent with the Company’s then-current director compensation practices. For the period commencing upon her appointment as a director and continuing through the next annual meeting of the Company’s shareholders, Dr. Millner will be entitled to receive a pro-rated portion of the annual directors fee, which is currently equal to $60,000. Dr. Millner will also be eligible to participate as a non-employee director in the Company’s benefit plans, consistent with the Company's non-employee director compensation practices. At the time of her appointment, Dr. Millner was awarded an option to acquire 21,233 shares of the Company’s common stock, with an exercise price of $21.98 per share. The option has a term of seven years and is scheduled to become exercisable in five equal annual increments, commencing in July 2016.

Since the beginning of the Company’s last fiscal year, neither Dr. Millner, nor any of her immediate family members, has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) promulgated under Regulation S-K. There were no arrangements or understandings between Dr. Millner and any other person pursuant to which Dr. Millner was appointed as a director of the Company.

Item 7.01. Regulation FD Disclosure.

On July 20, 2015, the Company issued a press release relating to the foregoing matters. A copy of that press release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

99.1          Press Release, entitled “Merit Medical Announces Appointment of New Independent Director” issued by Merit Medical Systems, Inc. dated July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: July 21, 2015	By:	/s/ Rashelle Perry
Rashelle Perry
Chief Legal Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, entitled “Merit Medical Announces Appointment of New Independent Director” issued by Merit Medical Systems, Inc., dated July 20, 2015

4